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                                                                    EXHIBIT 21.1


                              RYDER SYSTEM, INC.
                              ------------------

                       Subsidiaries as of February 2002
                       --------------------------------

                                                               State/Country of
                                                               ----------------
Name of Company                                                Incorporation
---------------                                                -------------

1318359 Ontario Limited /(1)/                                  Canada
Associated Ryder Capital Services, Inc.                        Florida
Companhia Transportadora e Comercial Translor                  Brazil
Disposition Holding Corp.                                      Florida
Far East Freight, Inc.                                         Florida
Forrest Rental Services Limited                                England
Globe Master Insurance Company                                 Vermont
Manufacturing Holding Corp.                                    Florida
Mitchell Self Drive Limited                                    England
Network Vehicle Central, Inc.                                  Florida
Phaseking Limited                                              England
Road Master, Limited                                           Bermuda
RSI Acquisition Corp.                                          Delaware
RSI Holding B.V.                                               Netherlands
RSI Purchase Corp.                                             Delaware
RTR Leasing I, Inc.                                            Delaware
RTR Leasing II, Inc.                                           Delaware
Ryder Airport Operations Corp.                                 Florida
Ryder Argentina S.A.                                           Argentina
Ryder Asia Pacific Pte Ltd                                     Singapore
Ryder Australia Pty Ltd                                        Australia
Ryder Capital S.A. de C.V.                                     Mexico
Ryder Capital Services Corporation                             Delaware
Ryder Chile Limitada                                           Chile
RYDERCORP                                                      Florida
RYDERCORP, Inc.                                                Delaware
Ryder de Mexico S.A. de C.V.                                   Mexico
Ryder Dedicated Capacity, Inc.                                 Tennessee
Ryder Dedicated Logistics, Inc.                                Delaware
Ryder Dedicated Logistics Limited                              England
Ryder Deutschland GmbH                                         West Germany
Ryder Distribution Services Limited                            England
Ryder do Brasil Ltda.                                          Brazil
Ryder Driver Leasing, Inc.                                     Florida
Ryder Energy Distribution Corporation                          Florida
Ryder (Europe) Limited                                         England
Ryder FleetProducts.com, Inc.                                  Tennessee
Ryder Funding LP                                               Delaware
Ryder Funding II LP                                            Delaware
Ryder Holding, LLC                                             Delaware

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Ryder Hungary Logisticis LLC                                   Hungary
Ryder Integrated Logistics Limited                             England
Ryder Integrated Logistics, Inc. /(2)(3)/                      Delaware
Ryder International Acquisition Corp.                          Florida
Ryder International, Inc.                                      Florida
Ryder Mexicana, S.A. de C.V.                                   Mexico
Ryder Netherlands B.V.                                         Netherlands
Ryder Pension Fund Limited                                     England
Ryder Plc                                                      England
Ryder Polska Sp. z o.o.                                        Poland
Ryder Puerto Rico, Inc.                                        Delaware
Ryder Realty, Inc.                                             Delaware
Ryder Receivable Funding, L.L.C.                               Florida
Ryder Services Corporation /(4)/                               Florida
Ryder Servicios do Brasil Ltda.                                Brazil
Ryder Servicios S.A. de C.V.                                   Mexico
Ryder Singapore Pte Ltd.                                       Singapore
Ryder St. Louis Redevelopment Corporation                      Missouri
Ryder Sweden AB                                                Netherlands
Ryder System B.V.                                              Netherlands
Ryder System Holdings (UK) Limited                             England
Ryder System Limited                                           England
Ryder Transport Services Limited                               England
Ryder Transportation Limited                                   England
Ryder Truck Rental, Inc. /(5)/                                 Florida
Ryder Truck Rental I LLC                                       Delaware
Ryder Truck Rental II LLC                                      Delaware
Ryder Truck Rental III LLC                                     Delaware
Ryder Truck Rental IV LLC                                      Delaware
Ryder Truck Rental I LP                                        Delaware
Ryder Truck Rental II LP                                       Delaware
Ryder Truck Rental Canada Ltd. /(6)/                           Canada
Ryder Truck Rental Limited                                     England
Ryder Truck Rental LT                                          Delaware
Ryder Truckstops, Inc.                                         Florida
Saunders Leasing System of Canada Limited - being dissolved    Canada
Spring Hill Integrated Logistics Management, Inc.              Delaware
Surplus Property Holding Corp.                                 Florida
Tandem Transport, L.P.                                         Georgia
TTR Logistics, LLC                                             Delaware
Truck Transerv, Inc.                                           Delaware
Unilink Contract Hire Limited                                  England
UniRyder Limited                                               England
United Contract Hire Limited                                   England
Westside Corporate Center, Inc.                                Florida


(1)  Ontario, Canada: d/b/a Ryder Grocery Services

(2)  California, Delaware, Iowa, North Dakota, North Carolina, Virginia, Texas,
     Utah: d/b/a Triangle Services Corporation

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(3)  Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida,
     Georgia, Idaho, Indiana, Iowa, Kentucky, Louisiana, Maine, Maryland, Michigan, Missouri, Nebraska, Nevada, New Jersey, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Texas, Virginia and Washington: d/b/a LogiCorp.

     Florida:  d/b/a UniRyder

(4)  Ohio and Texas:  d/b/a Ryder Claims Services Corporation

(5) Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin and Wyoming: d/b/a Ryder Transportation Services

     Maryland and Virginia:  d/b/a Ryder/Jacobs

     Michigan: d/b/a Atlas Trucking, Inc.

     Michigan: d/b/a Ryder Atlas of Western Michigan

(6)  French Name: Location de Camions Ryder du Canada Ltee.

     Canadian Provinces: Ryder Integrated Logistics
                         Ryder Dedicated Logistics
                         Ryder Canada

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